UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36193	26-1469215
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

(610) 354-8840

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

In connection with the Annual Meeting of Trevena, Inc. held on June 13, 2024 (the “Annual Meeting”), there were 18,321,010 shares outstanding as of the April 19, 2024 record date, of which 10,379,137 shares, or approximately 56.65%, were present or represented by proxy at the Annual Meeting. With respect to the matters submitted for a vote of stockholders at the Annual Meeting:

(i)	Proposal 1 — each of the Class II directors nominated were elected to serve until the expiration of their term as provided in the proxy statement.

(ii)	Proposal 2 — the election of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified.

(iii)	Proposal 3 – the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved on a non-binding advisory basis.

(iv)	Proposal 4 – the amendment to the Trevena, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), to increase the number of shares of common stock available for issuance under the 2023 Plan as disclosed in the proxy statement was approved.

(v)	Proposal 5 – the amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”) to effect a reverse stock split of the outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-25 (the “Reverse Stock Split”), at any time prior to August 28, 2024, with the exact ratio to be set within that range at the discretion of the Board of Directors, without further approval or authorization of our stockholders, was approved.

(vi)	Proposal 6 - the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 4 or Proposal 5, was approved.

Set forth below are the voting results for each such matter.

Proposal 1 - Election of Directors.

The following three Class II directors were elected to serve for three-year terms until the 2027 annual meeting of stockholders and until their respective successors are elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jake R. Nunn	5,585,376	1,039,685	3,754,076
Marvin Johnson, Jr.	5,582,069	1,042,992	3,754,076
Mark Corrigan, M.D.	5,225,250	1,399,811	3,754,076

Proposal 2 - Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain	Broker Non-Votes
9,232,888	1,002,350	143,899	0

Proposal 3 - Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement.

For	Against	Abstain	Broker Non-Votes
4,206,157	2,317,342	101,562	3,754,076

Proposal 4 - Approval of the amendment to the Trevena, Inc. 2023 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the 2023 Plan as disclosed in the proxy statement.

For	Against	Abstain	Broker Non-Votes
4,031,683	2,470,228	123,150	3,754,076

Proposal 5 - Approval of the amendment to the Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”) to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-25 (the “Reverse Stock Split”), at any time prior to August 28, 2024, with the exact ratio to be set within that range at the discretion of our Board of Directors, without further approval or authorization of our stockholders as disclosed in the proxy statement.

For	Against	Abstain	Broker Non-Votes
6,922,166	3,233,085	223,886	0

Proposal 6 – Approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 4 or Proposal 5.

For	Against	Abstain	Broker Non-Votes
7,048,020	3,232,813	98,304	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: June 18, 2024	By:	/s/ Barry Shin
Barry Shin
Executive Vice President, Chief Operating Officer and Chief Financial Officer